CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the use of our report in the financial statements of Fytek, S.A. de C.V., as of and for the years ending December 31, 1998 and 1997, dated January 25, 1999 on the consolidated financial statements of Burke Mills, Inc., and subsidiaries.



PricewaterhouseCoopers